Exhibit 99.1

Symyx Technologies Reports Fourth Quarter and Full-Year
2009 Financial Results

 Announces Full Transition to Software Business, and
Agreement to Divest High Productivity Research Business Unit

SUNNYVALE, Calif., February 11, 2010 -- Symyx Technologies, Inc. (Nasdaq: SMMX) today reported financial results for the fourth quarter and year ended December 31, 2009, and announced it will transition to a software-only business through the divestiture of its High Productivity Research (HPR) business unit.

2009 Financial Results

Fourth Quarter ended December 31, 2009:

--Revenue: $45.5 million
--GAAP net income: $1.7 million
--GAAP diluted earnings per share: $0.05
--Non-GAAP diluted earnings per share: $0.13
--Adjusted EBITDA: $9.9 million

Year Ended December 31, 2009:

--Revenue: $150.4 million
--GAAP net loss:  $1.1 million
--GAAP loss per share: $0.03
--Non-GAAP diluted earnings per share: $0.19
--Adjusted EBITDA: $20.2 million
--R&D and SG&A reductions:  $32.5 million, or 25% year-over-year
--Cash and cash equivalents: $81.8 million, up from $66.4 million from the prior year

HPR Divestiture and Full Transition to Software Business

Symyx also announced today it has executed a definitive agreement to divest its HPR business unit, consisting primarily of the company’s automation tools operations.  HPR president John Senaldi resigned his employment from Symyx effective February 10, 2010 to lead the acquisition as chief executive officer of the acquiring company.    Pursuant to the definitive agreement, Symyx will transfer substantially all HPR assets and provide approximately $8.6 million of positive net working capital in return for a $10.0 million note and a 19.5% equity stake in the acquiring company.  Symyx will retain existing rights to royalties and license fees previously in HPR.  Symyx expects to complete the divestiture in early March 2010.

"The divestiture of HPR will allow Symyx to operate as a focused, positive cash-flow software business, and to capitalize on its strategic growth opportunities.  We expect the HPR business, as a private company with a commensurately lower cost structure and solid backlog, will be better positioned to execute a successful long-term strategy.” said Isy Goldwasser, Symyx’s chief executive officer.

“Our Symyx Notebook platform grew solidly in terms of bookings and revenue in 2009, and we expect to continue building momentum in this growing market as a result of the January 2010 release of Symyx Notebook 6.4, our most feature-rich upgrade to date, which rounds out important functionality for analytical labs while also supporting other scientific disciplines, including biology,” continued Goldwasser. “As we complete the divestiture and adjust our operations accordingly in the first half of 2010, we expect to drive our adjusted EBITDA percentage for the second half above 2009’s 13%, and to reach and maintain 20% within fiscal 2011.”

"During 2009, we took measured steps each quarter to decrease our overall cost structure toward improving profitability,” said Rex S. Jackson, Symyx's chief financial officer.  “As a result, we significantly reduced our R&D and SG&A expenses on both a quarter-over-quarter and year-over-year basis, while more than doubling our adjusted EBITDA, generating $20.2 million, or 13% of revenue, for the full year.”

Fourth Quarter and Full Year Comparisons

Fourth quarter 2009 revenue was $45.5 million, compared with $42.6 million for the fourth quarter of 2008, driven primarily by higher tools revenue in HPR.  Symyx Software was down 2% from the prior period as higher maintenance and licensing revenue were offset by lower contributions from services and content.

GAAP net income for the fourth quarter of 2009 was $1.7 million, or $0.05 per diluted share, compared with a net loss of $97.6 million, or a $2.87 loss per share, for the comparable quarter last year.  GAAP net loss for the fourth quarter of 2008 included a $90.3 million charge for impairment of goodwill and other non-recurring items set forth in the financial statements portion of this release.

Non-GAAP net income for the fourth quarter of 2009 was $4.8 million, or $0.13 per diluted share, compared with non-GAAP net income of $886,000, or $0.03 per diluted share, for the comparable period for 2008.  Fourth quarter 2009 Adjusted EBITDA (defined below) was $9.9 million, or 22% of revenue, up from $6.0 million, or 14% of revenue, for the comparable period last year.  Fourth quarter 2009 improvements were driven by higher revenues and lower operating expenses compared to the prior quarter. The company reconciles its non-GAAP and GAAP results and its Adjusted EBITDA calculations in the financial statements portion of this release.

Full-year 2009 revenue was $150.4 million, compared with $159.0 million for fiscal 2008, primarily due to lower services revenue in both Symyx Software and HPR.

For full-year 2009, GAAP net loss was $1.1 million, or a $0.03 loss per share.  This compared with a GAAP net loss of $106.6 million, or a $3.16 loss per share, for full-year 2008.  GAAP net loss for 2008 included a $90.3 million charge for impairment of goodwill, and other non-recurring items set forth in the financial statements portion of this release.

Non-GAAP net income for full-year 2009 was $6.7 million, or $0.19 per diluted share, compared with a non-GAAP net loss of $5.3 million, or a $0.16 loss per share, for 2008.  Full-year 2009 Adjusted EBITDA was $20.2 million, or 13% of revenue, up significantly from $7.4 million, or 5% of revenue, for full-year 2008.  Year-over-year improvements reflect a $32.5 million, or 25%, reduction in research and development, sales, and general and administrative expenses from 2008 to 2009.

Symyx ended 2009 with cash and cash equivalents of $81.8 million, up $15.4 million from $66.4 million at December 31, 2008.

Fourth Quarter 2009 Restructuring Charges

During the fourth quarter of 2009, Symyx recorded charges of $1.7 million associated with restructuring HPR’s contract research operations and a $2.0 million loss in connection with exiting HPR’s contract development and manufacturing operations.

The company is assessing the restructuring and other related charges it will incur in connection with the HPR divestiture.

Revenue by Business Area (in thousands):

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2009	Change over Previous Year	2008	2009	Change over Previous Year	2008
Symyx Software	$24,055	-2%	$24,518	$88,607	-6%	$94,200
Symyx HPR	21,403	19%	18,060	61,839	-5%	64,845
Total	$45,458	7%	$42,578	$150,446	-5%	$159,045

Fiscal 2010 Financial Outlook

Due to the pending HPR divestiture, which the company expects to close during the first quarter of 2010, Symyx is not providing a financial outlook for the first quarter of 2010 at this time.  For full-year 2010, and excluding the divestiture, Symyx forecasts revenue of $87.0 million to $92.0 million, non-GAAP diluted earnings per share of $0.06 to $0.14, and Adjusted EBITDA of 11-14% of revenue.

Non-GAAP Information

Symyx has prepared non-GAAP financial measures applicable to the three- and twelve-month periods ended December 31, 2009 and 2008 to supplement the company's results determined under U.S. generally accepted accounting principles (GAAP).  The company uses non-GAAP financial measures in analyzing financial results and believes they are useful to investors in evaluating Symyx's ongoing operational performance. These financial measures facilitate making period-to-period comparisons exclusive of the impact of certain events which might otherwise obscure the results of the company's core business operations when compared to historical performance. In addition, these non-GAAP financial measures enable investors to evaluate Symyx's performance under both the GAAP and non-GAAP measures the company's management and board of directors use to evaluate Symyx's performance.

Symyx's calculations of non-GAAP earnings include stock-based compensation expenses under FAS 123R, but exclude amortization of intangibles and other acquisition-related items, significant items that are generally non-recurring such as impairments, restructuring expenses, gains or losses from the sale of equity interests or businesses, and the tax effect associated with these items. In addition to the above items, when calculating Adjusted EBITDA, Symyx excludes interest and other income (expense), taxes, depreciation, amortization, and stock-based compensation.

Reconciliations of the non-GAAP financial measures included in this press release to the most directly comparable GAAP financial measures are set forth in the accompanying exhibits to this press release. Non-GAAP amounts are not meant as a substitute for financial data determined under GAAP, but are included solely for informational purposes. Symyx's non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Symyx's non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Today’s Teleconference and Webcast

Symyx plans to hold a teleconference to discuss its fourth quarter results at 5:00 p.m. ET (2:00 p.m. PT) today. To participate, please dial 866-564-7442 (U.S. and Canada) or 719-325-4846 (international).  A live and archived webcast of the call will also be available on the Investors section of Symyx's website at www.symyx.com.  In addition to the webcast, a phone replay will be available for two weeks after the live call by dialing 888-203-1112 (U.S. and Canada) and 719-457-0820 (international), reservation number 9812405.

About Symyx

Symyx Technologies, Inc. (NASDAQ: SMMX) helps R&D-based companies in life sciences, chemicals, energy, and consumer and industrial products achieve breakthroughs in innovation, productivity, and return on investment. Symyx software and scientific databases power laboratories with the information that generates insight, enhances collaboration, and drives productivity. Products include a market-leading electronic laboratory notebook, decision support software, and chemical informatics and sourcing databases. Symyx high-productivity research (HPR) products and services help scientists exploit the value of microscale, high-throughput experimentation, which was pioneered by Symyx. Using these technologies, a single scientist can rapidly explore a broad experimental space using small amounts of material. As a result, laboratories can develop comprehensive data sets and directional information in just a few days. Information about Symyx, including reports and other information filed by Symyx with the Securities and Exchange Commission, is available at www.symyx.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of applicable securities laws under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, including statements about Symyx’s expectations under the captions “HPR Divestiture and Full Transition to Software Business” and “Fiscal 2010 Financial Outlook,” Symyx's expectations relating to growth opportunities and financial prospects for its Symyx Software operations, and the company’s expectations regarding the divestiture and future prospects of its HPR business are based upon Symyx's current expectations, and involve risks and uncertainties. Symyx's actual results could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: (1) continued material uncertainty in domestic and global economic conditions and in international financial markets have caused, and may continue to cause, customers to delay or cancel significant capital purchases or software investments or otherwise to reduce their business with Symyx; (2) Symyx may determine it is necessary to take measures to further reduce its operating expenses, incurring restructuring charges and cash outlays beyond those referenced above; (3) Symyx may not successfully complete the described divestiture of its HPR business on time or at all if all of the conditions to completion of the transaction are not met or waived; (4) execution, sales, development, employee and customer retention and other risks inherent in restructuring and divestiture activities; (5) failure to expeditiously execute or to obtain customer acceptances under existing contracts in order to recognize committed revenue as planned; (6) inaccurate assessment of demand for existing and new offerings or failure to close new contracts with customers as forecasted; and (7) failure to transition customers to the company's Isentris platform and ELN products as quickly as estimated or to execute on software development roadmaps as planned. These and other risk factors are discussed under "Risk Factors" in Symyx's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009 filed with the Securities and Exchange Commission on November 5, 2009. Symyx expressly disclaims any obligation or undertaking to release publicly any updates or revisions to these forward-looking statements, except as the law may require.

Symyx is a registered trademark of Symyx Technologies, Inc. All rights reserved.

- Financial Statements Attached –

Contact:

Rex S. Jackson
Executive Vice President and CFO
Symyx Technologies, Inc.
(408) 773-4075
ir@symyx.com

SYMYX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Revenue:
Service	$19,820	$17,755	$70,542	$74,892
Product	11,434	10,630	23,888	25,033
License fees, content and royalties	14,204	14,193	56,016	59,120
Total revenue	45,458	42,578	150,446	159,045
Costs:
Cost of service	6,787	6,209	26,012	21,093
Cost of products sold	4,620	4,066	10,806	10,444
Cost of license fees, content and royalties	1,546	1,548	5,649	5,876
Amortization of intangible assets	1,160	1,924	5,909	7,355
Total costs of revenue	14,113	13,747	48,376	44,768
Gross profit	31,345	28,831	102,070	114,277
Operating expenses:
Research and development	12,677	16,135	52,350	75,365
Sales, general and administrative	12,204	12,693	45,071	54,589
Restructuring costs	1,660	4,952	2,578	4,952
Impairment of goodwill, intangibles and other long-lived assets	43	90,330	327	90,330
Amortization of intangible assets	1,451	1,471	5,791	5,903
Total operating expenses	28,035	125,581	106,117	231,139
Income (loss) from operations	3,310	(96,750)	(4,047)	(116,862)
Gain (loss) from sales of businesses	(2,009)	-	(2,009)	4,939
Interest and other income (expense), net	(148)	(569)	(229)	135
Income (loss) before income tax benefit	1,153	(97,319)	(6,285)	(111,788)
Income tax benefit	564	(234)	5,147	5,173
Net income (loss)	$1,717	$(97,553)	$(1,138)	$(106,615)
Net income (loss) per share - basic	$0.05	$(2.87)	$(0.03)	$(3.16)
Shares used in computing basic net income (loss) per share	34,572	33,938	34,321	33,747
Net income (loss) per share - diluted	$0.05	$(2.87)	$(0.03)	$(3.16)
Shares used in computing diluted net income (loss) per share	34,742	33,938	34,321	33,747

SELECTED  CONSOLIDATED BALANCE SHEET INFORMATION
(in thousands)

	December 31, 2009	December 31, 2008
	(unaudited)	(Note 1)

Cash and cash equivalents	$81,777	$66,415
Accounts receivable, net	$12,793	$11,993
Goodwill and other intangible assets, net	$80,290	$93,247
Total assets	$225,098	$224,514
Deferred revenue	$33,544	$30,940
Stockholders' equity	$156,734	$152,083

Note 1: The selected consolidated balance sheet information at December 31, 2008 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements.

SYMYX TECHNOLOGIES, INC.
Reconciliation of GAAP and Non-GAAP Results
(in thousands, except per share amounts)
(preliminary unaudited)

	Three Months Ended December 31,
	2009			2008
	Operating Income (Loss)	Net Income (Loss)	Diluted Net Income (Loss) Per Share	Operating Income (Loss)	Net Income (Loss)	Diluted Net Income (Loss) Per Share
GAAP results	$3,310	$1,717	$0.05	$(96,750)	$(97,553)	$(2.87)
Adjustments
Restructuring costs	1,660	1,660		4,952	4,952
Impairment of goodwill, intangibles and other long-lived assets	43	43		90,330	90,330
Amortization of intangible assets	2,611	2,611		3,395	3,395
Loss from sale of business		2,009		-	-
Valuation allowance for deferred tax assets		(742)			12,485
Tax effect of non-GAAP adjustments above		(2,530)			(12,723)
Non-GAAP adjustments, net of tax	4,314	3,051	0.08	98,677	98,439	2.90
Non-GAAP results	$7,624	$4,768	$0.13	$1,927	$886	$0.03
Shares used in computing non-GAAP diluted net income (loss) per share			34,742			33,938

	Twelve Months Ended December 31,
	2009			2008
	Operating Income (Loss)	Net Income (Loss)	Diluted Net Income (Loss) Per Share	Operating Income (Loss)	Net Income (Loss)	Diluted Net Income (Loss) Per Share
GAAP results	$(4,047)	$(1,138)	$(0.03)	$(116,862)	$(106,615)	$(3.16)
Adjustments
Restructuring costs	2,578	2,578		4,952	4,952
Impairment of goodwill, intangibles and other long-lived assets	327	327		90,330	90,330
Amortization of intangible assets	11,700	11,700		13,258	13,258
(Gain) loss from sales of businesses	-	2,009			(4,939)
Valuation allowance for deferred tax assets		(2,333)			12,485
Tax effect of non-GAAP adjustments above		(6,423)			(14,815)
Non-GAAP adjustments, net of tax	14,605	7,858	0.22	108,540	101,271	3.00
Non-GAAP results	$10,558	$6,720	$0.19	$(8,322)	$(5,344)	$(0.16)
Shares used in computing non-GAAP diluted net income (loss) per share			34,503			33,747

SYMYX TECHNOLOGIES, INC.
ADJUSTED EBITDA CALCULATION
(in thousands)
(preliminary unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008

Net income (loss)	$1,717	$(97,553)	$(1,138)	$(106,615)
Net income (loss) as a percentage of total revenue	4%	-229%	-1%	-67%
Excluding:
Interest and other income (expense), net	148	569	229	(135)
Income tax benefit	(564)	234	(5,147)	(5,173)
Depreciation and amortization	1,223	3,011	5,263	11,355
Amortization of intangible assets	2,611	3,395	11,700	13,258
FAS 123R expenses	1,065	1,087	4,400	4,368
Restructuring costs	1,660	4,952	2,578	4,952
Impairment of goodwill, intangibles and other long-lived assets	43	90,330	327	90,330
(Gain) loss from sales of businesses	2,009	-	2,009	(4,939)
Adjusted EBITDA	$9,912	$6,025	$20,221	$7,401

Adjusted EBITDA as a percentage of total revenue	22%	14%	13%	5%